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                                                                   EXHIBIT 23(e)

              [LETTERHEAD OF DWIGHT DARBY & COMPANY APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Tampa Banking Company and Subsidiary

    We hereby consent to the use in this Registration Statement of our opinion dated January 27, 1994, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

                                       Certified Public Accountants

                                       /s/Dwight Darby & Company

Tampa, Florida

December 1, 1994